EXHIBIT 99.1

MURPHY OIL CORPORATION ANNOUNCES THIRD QUARTER 2024 FINANCIAL AND OPERATING RESULTS
Repurchased $194 Million of Shares Outstanding, Initiated Vietnam Exploration Program

HOUSTON, Texas, November 7, 2024 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the third quarter ended September 30, 2024, including net income attributable to Murphy of $139 million, or $0.93 net income per diluted share. Excluding discontinued operations and other items affecting comparability between periods, adjusted net income attributable to Murphy was $111 million, or $0.74 adjusted net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI).1
Highlights for the third quarter include:
•Produced 185 thousand barrels of oil equivalent per day (MBOEPD), with 88 thousand barrels of oil per day (MBOPD)
•Repurchased $194 million of stock, or 5.4 million shares, at an average price of $36.12 per share
•Initiated a two-well Vietnam exploration program, drilling the Hai Su Vang-1X exploration well in Block 15/2-17
•Maintained quarterly dividend of $0.30 per share or $1.20 per share annualized
Subsequent to the third quarter:
•Issued $600 million aggregate principal amount of 6.000 percent senior notes due 2032, and used proceeds to tender an aggregate $521 million of senior notes due 2027, 2028 and 2029
•Entered into new five-year, $1.2 billion senior unsecured credit facility, representing a 50 percent increase from previous facility size
•Commenced platform construction for the Lac Da Vang field development project in Vietnam
•Announced Chief Executive Officer transition, effective January 1, 2025

“The company has gone through an incredible transformation since we first established our strategy of Delever, Execute, Explore, Return,” said Roger W. Jenkins, Chief Executive Officer. “Most recently, we improved our balance sheet by securing a highly competitive rate on our new senior notes and significantly upsizing our unsecured credit facility. Further, we continue to reward our shareholders through a long-standing dividend and ongoing meaningful share repurchases, and our exploration opportunities in Vietnam and Côte d’Ivoire provide upside to our portfolio.”
THIRD QUARTER 2024 RESULTS
The company recorded net income attributable to Murphy of $139 million, or $0.93 net income per diluted share, for the third quarter 2024. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $111 million, or $0.74 adjusted net income per diluted share for the same period. Details for third quarter results and an adjusted net income reconciliation can be found in the attached schedules.
Earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to Murphy were $378 million. Earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) attributable to Murphy were $410 million. Adjusted EBITDA attributable to Murphy was $397 million. Adjusted EBITDAX attributable to Murphy was $429 million. Reconciliations for third quarter EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX can be found in the attached schedules.
Third quarter production averaged 185 MBOEPD, which included 88 MBOPD. Onshore production was approximately 2.1 MBOEPD above guidance primarily due to stronger well performance in Tupper Montney. This partially offset 1.4 MBOEPD of unplanned downtime in the Gulf of Mexico, primarily due to temporary outages at third-party downstream facilities, and 1.7 MBOEPD of additional downtime at non-operated Terra Nova.
Accrued capital expenditures (CAPEX) for third quarter 2024 totaled $211 million, excluding NCI. Details for third quarter production and CAPEX can be found in the attached schedules.
CAPITAL ALLOCATION FRAMEWORK
Share Repurchases
During the third quarter, Murphy repurchased $194 million of stock, or 5.4 million shares, at an average price of $36.12 per share.
In the first nine months of 2024, Murphy repurchased $300 million of stock, or 8.0 million shares, at an average price of $37.46 per share. Murphy currently has $650 million remaining under its share repurchase authorization and 145.8 million shares outstanding.
Liquidity and Debt Transactions
Murphy had approximately $1.1 billion of liquidity on September 30, 2024, with no borrowings on the $800 million senior unsecured credit facility and $271 million of cash and cash equivalents, inclusive of NCI.
As of September 30, 2024, Murphy’s total debt was $1.28 billion, and consisted of long-term, fixed-rate notes with a weighted average maturity of 7.5 years and a weighted average coupon of 6.2 percent.

As previously announced, subsequent to the third quarter Murphy issued $600 million of 6.000 percent senior notes due 2032. Proceeds were used to redeem $259 million of senior notes due 2027, $200 million of senior notes due 2028 and $62 million of senior notes due 2029, totaling $521 million. Murphy plans to call the remaining $79 million of senior notes in fourth quarter 2024 to achieve a debt-neutral transaction.
Also subsequent to the third quarter, Murphy entered into a new five-year, $1.2 billion senior unsecured credit facility, representing a 50 percent increase from the previous facility size, or $400 million of additional liquidity.
OPERATIONS SUMMARY
Onshore
In the third quarter of 2024, the onshore business produced approximately 109 MBOEPD, which included 29 percent liquids volumes.
Eagle Ford Shale – Production averaged 32 MBOEPD with 72 percent oil volumes and 86 percent liquids volumes in the third quarter. Murphy brought online five operated Tilden wells as planned, in addition to three non-operated Karnes wells and nine non-operated Tilden wells during the quarter.
Tupper Montney – During the third quarter, natural gas production averaged 429 million cubic feet per day (MMCFD), which exceeded guidance by approximately 11 MMCFD primarily due to stronger well performance.
Kaybob Duvernay – Production averaged 5 MBOEPD with 73 percent liquids volumes in the third quarter.
Offshore
Excluding NCI, in the third quarter of 2024, the offshore business produced approximately 75 MBOEPD, which included 81 percent oil.
Gulf of Mexico – Production averaged approximately 67 MBOEPD, consisting of 79 percent oil during the third quarter. As previously announced, Murphy brought online the operated Mormont #3 (Green Canyon 478) well and concluded workovers in the Neidermeyer, Dalmatian and non-operated Kodiak fields. Also during the quarter, the company spud the operated Mormont #4 (Green Canyon 478) well, and Murphy’s operating partner began water injection at the St. Malo waterflood project.
Canada – In the third quarter, production averaged 8 MBOEPD, consisting of 100 percent oil.
EXPLORATION
Gulf of Mexico – During the third quarter, Murphy drilled the Sebastian #1 (Mississippi Canyon 387) exploration well. The well encountered non-commercial hydrocarbons and has been plugged and abandoned. Approximately $12 million of the net well cost was expensed in the third quarter. Murphy holds a 26.8 percent working interest in the well.
Vietnam – Murphy as operator spud the Hai Su Vang-1X (Block 15-2/17) exploration well during the third quarter, initiating its two-well Vietnam exploration program. Murphy holds a 40 percent working interest in the well. Following this well, the company will spud the Lac Da Hong-1X (Block 15-1/05) exploration well as operator with a 40 percent working interest.

CHIEF EXECUTIVE OFFICER TRANSITION
As previously announced, the Board of Directors has appointed Eric M. Hambly, Murphy’s current President and Chief Operating Officer, to succeed Roger W. Jenkins as the company's President and Chief Executive Officer, effective January 1, 2025. In addition, Mr. Hambly will become a member of the Board of Directors. Mr. Jenkins will retire from the Board on December 31, 2024. He will remain with Murphy in a non-executive role as an advisor until his retirement on December 31, 2025.
2024 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Murphy maintains its 2024 accrued CAPEX range of $920 million to $1.02 billion. The company is tightening its full year 2024 production range to 180 to 182 MBOEPD, consisting of approximately 50 percent oil and 55 percent liquids volumes. As previously disclosed, the company expects to be at the lower end of the production range due to operational impacts in the Gulf of Mexico and at non-operated Terra Nova.
Production for fourth quarter 2024 is estimated to be in the range of 181.5 to 189.5 MBOEPD with 94 MBOPD, or approximately 51 percent, oil volumes. This includes 1.5 MBOEPD of planned onshore downtime and 1.0 MBOEPD of planned downtime for maintenance at non-op Terra Nova. Both production and CAPEX guidance ranges exclude NCI.
“We achieved a significant milestone this year as we reached Murphy 3.0 of our capital allocation framework. This allowed us to increase our shareholder returns through additional share repurchases after previously raising our dividend in first quarter 2024. Additionally, we extended the maturity profile of our debt and enhanced our liquidity position with a 50 percent increase in our senior unsecured credit facility,” said Eric M. Hambly, President and Chief Operating Officer. “As we look to 2025, I am excited to increase shareholder returns, progress our Vietnam development project and announce exploration results – all of which we expect to accomplish while maintaining a strong balance sheet.”
Detailed guidance for the fourth quarter and full year 2024 is contained in the attached schedules.
FIXED PRICE CONTRACTS
The company employs derivative commodity instruments to manage certain risks associated with commodity price volatility and underpin capital spending associated with certain assets. During the third quarter, Murphy executed NYMEX natural gas swaps of 20 MMCFD of full-year 2025 production at an average price of $3.20 per thousand cubic feet.
Murphy also maintains fixed price forward sales contracts in Canada to mitigate volatility of AECO prices. These contracts are for physical delivery of natural gas volumes at a fixed price, with no mark-to-market income adjustments. Details for the current fixed price contracts can be found in the attached schedules.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR NOVEMBER 7, 2024
Murphy will host a conference call to discuss third quarter 2024 financial and operating results on Thursday, November 7, 2024, at 9:00 a.m. EST. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll-free 800-717-1738, reservation number 41884. For additional information, please refer to the Third Quarter 2024 Earnings Presentation available under the News and Events section of the Investor Relations website.
FINANCIAL DATA
Summary financial data and operating statistics for third quarter 2024, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX between periods, as well as guidance for the fourth quarter and full year 2024, are also included.
CAPITAL ALLOCATION FRAMEWORK
This news release contains references to the company’s capital allocation framework and adjusted free cash flow. As previously disclosed, Murphy now allocates capital pursuant to Murphy 3.0 of the company’s capital allocation framework, under which the company allocates a minimum of 50 percent of adjusted free cash flow to shareholder returns, primarily through buybacks. Murphy will continue to assess the appropriate shareholder return allocation under the framework, including potential dividend increases. The remainder of adjusted free cash flow will be allocated to the balance sheet as the company maintains the $1.0 billion total long-term debt goal.
Adjusted free cash flow is defined as cash flow from operations before working capital change, less capital expenditures, distributions to NCI and projected payments, quarterly dividend and accretive acquisitions.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the US or global capital markets, credit markets, banking system or economies in general, including inflation. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the US Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Kelly Whitley, 281-675-9107
Megan Larson, 281-675-9470
Beth Heller, 832-506-6831

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars, except per share amounts)	2024	2023	2024	2023
Revenues and other income
Revenue from production	$753,169	$945,889	$2,345,282	$2,541,956
Sales of purchased natural gas	—	7,877	3,742	64,628
Total revenue from sales to customers	753,169	953,766	2,349,024	2,606,584
(Loss) on derivative instruments	(1,344)	—	(1,344)	—
Gain on sale of assets and other income	6,506	5,879	9,834	9,365
Total revenues and other income	758,331	959,645	2,357,514	2,615,949
Costs and expenses
Lease operating expenses	222,886	193,402	716,778	587,678
Severance and ad valorem taxes	10,503	10,937	31,006	35,142
Transportation, gathering and processing	47,438	61,518	157,461	175,308
Costs of purchased natural gas	—	5,467	3,147	47,393
Exploration expenses, including undeveloped lease amortization	31,284	26,514	118,390	152,489
Selling and general expenses	24,871	30,745	78,925	74,398
Depreciation, depletion and amortization	223,632	237,493	650,309	648,830
Accretion of asset retirement obligations	13,241	11,675	39,068	34,196
Other operating expense	5,450	4,385	10,497	21,333
Impairment of assets	—	—	34,528	—
Total costs and expenses	579,305	582,136	1,840,109	1,776,767
Operating income from continuing operations	179,026	377,509	517,405	839,182
Other income (loss)
Other (loss) income	(3,926)	8,811	33,870	1,044
Interest expense, net	(21,258)	(29,984)	(62,265)	(88,695)
Total other loss	(25,184)	(21,173)	(28,395)	(87,651)
Income from continuing operations before income taxes	153,842	356,336	489,010	751,531
Income tax expense	2,122	78,111	64,855	166,813
Income from continuing operations	151,720	278,225	424,155	584,718
Loss from discontinued operations, net of income taxes	(608)	(421)	(2,123)	(744)
Net income including noncontrolling interest	151,112	277,804	422,032	583,974
Less: Net income attributable to noncontrolling interest	12,018	22,462	65,197	38,701
NET INCOME ATTRIBUTABLE TO MURPHY	$139,094	$255,342	$356,835	$545,273

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.93	$1.64	$2.37	$3.50
Discontinued operations	—	—	(0.01)	—
Net income	$0.93	$1.64	$2.36	$3.50

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.93	$1.63	$2.35	$3.47
Discontinued operations	—	—	(0.01)	—
Net income	$0.93	$1.63	$2.34	$3.47
Cash dividends per common share	$0.300	$0.275	$0.900	$0.827
Average common shares outstanding (thousands)
Basic	149,384	155,454	151,401	155,749
Diluted	150,353	156,829	152,437	157,135

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars)	2024	2023	2024	2023
Operating Activities
Net income including noncontrolling interest	$151,112	$277,804	$422,032	$583,974
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	223,632	237,493	650,309	648,830
Impairment of assets	—	—	34,528	—
Unsuccessful exploration well costs and previously suspended exploration costs	11,268	11,292	69,548	107,825
Deferred income tax (benefit) expense	(8,792)	59,547	45,136	152,104
Accretion of asset retirement obligations	13,241	11,675	39,068	34,196
Long-term non-cash compensation	8,237	20,426	30,060	42,502
Amortization of undeveloped leases	1,929	2,846	7,707	8,215
Mark-to-market loss on derivative instruments	1,344	—	1,344	—
Loss from discontinued operations	608	421	2,123	744
Contingent consideration payment	—	—	—	(139,574)
Mark-to-market loss on contingent consideration	—	—	—	7,113
Other operating activities, net	(4,301)	(37,990)	(38,260)	(97,407)
Net decrease (increase) in non-cash working capital	30,709	(127,447)	31,835	(142,788)
Net cash provided by continuing operations activities	428,987	456,067	1,295,430	1,205,734
Investing Activities
Property additions and dry hole costs	(216,413)	(207,542)	(733,289)	(902,295)
Acquisition of oil and natural gas properties	—	(22,773)	—	(22,773)
Proceeds from sales of property, plant and equipment	—	102,913	—	102,913
Net cash required by investing activities	(216,413)	(127,402)	(733,289)	(822,155)
Financing Activities
Borrowings on revolving credit facility	150,000	100,000	350,000	300,000
Repayment of revolving credit facility	(150,000)	(100,000)	(350,000)	(300,000)
Retirement of debt	—	(248,675)	(50,000)	(248,675)
Repurchase of common stock	(194,245)	(75,023)	(300,132)	(75,023)
Cash dividends paid	(44,663)	(42,790)	(136,208)	(128,657)
Withholding tax on stock-based incentive awards	(12)	(12)	(25,310)	(14,232)
Distributions to noncontrolling interest	(35,408)	(4,069)	(96,618)	(20,052)
Finance lease obligation payments	(171)	(161)	(502)	(457)
Contingent consideration payment	—	—	—	(60,243)
Issue costs of debt facility	—	—	—	(20)
Net cash required by financing activities	(274,499)	(370,730)	(608,770)	(547,359)
Effect of exchange rate changes on cash and cash equivalents	(471)	479	778	(414)
Net decrease in cash and cash equivalents	(62,396)	(41,586)	(45,851)	(164,194)
Cash and cash equivalents at beginning of period	333,619	369,355	317,074	491,963
Cash and cash equivalents at end of period	$271,223	$327,769	$271,223	$327,769

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per share amounts)	2024	2023	2024	2023
Net income attributable to Murphy (GAAP) [1]	$139.1	$255.3	$356.8	$545.3
Discontinued operations loss	0.6	0.4	2.1	0.7
Net income from continuing operations attributable to Murphy	139.7	255.7	358.9	546.0
Adjustments:
Impairment of assets	—	—	34.5	—
Write-off of previously suspended exploration well	—	—	26.1	17.1
Foreign exchange loss (gain)	5.4	(8.6)	(10.6)	(0.3)
Mark-to-market loss on derivative instruments	1.3	—	1.3	—
Mark-to-market loss on contingent consideration	—	—	—	7.1
Total adjustments, before taxes	6.7	(8.6)	51.3	23.9
Income tax (benefit) expense related to adjustments	(1.7)	2.2	(10.5)	(1.4)
Tax benefits on investments in foreign areas	(34.0)	—	(34.0)	—
Total adjustments after taxes	(29.0)	(6.4)	6.8	22.5
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$110.7	$249.3	$365.7	$568.5
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$0.74	$1.59	$2.40	$3.62
1 Excludes amounts attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.
The pretax and income tax impacts for adjustments in the above table are shown below by area of operation and geographical location, and exclude the share attributable to noncontrolling interests.

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$—	$—	$—	$60.6	$(12.9)	$47.7
Other International	—	(34.0)	(34.0)	—	(34.0)	(34.0)
Corporate	6.7	(1.7)	5.0	(9.3)	2.4	(6.9)
Total adjustments	$6.7	$(35.7)	$(29.0)	$51.3	$(44.5)	$6.8

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2024	2023	2024	2023
Net income attributable to Murphy (GAAP) [1]	$139.1	$255.3	$356.8	$545.3
Income tax expense	2.2	78.1	64.9	166.8
Interest expense, net	21.3	30.0	62.3	88.7
Depreciation, depletion and amortization expense [1]	215.7	231.5	625.8	630.8
EBITDA attributable to Murphy (Non-GAAP)	$378.3	$594.9	$1,109.8	$1,431.6
Impairment of asset	—	—	34.5	—
Write-off of previously suspended exploration well	—	—	26.1	17.1
Accretion of asset retirement obligations [1]	11.7	10.4	34.9	30.4
Foreign exchange loss (gain)	5.4	(8.6)	(10.6)	(0.3)
Mark-to-market loss on derivative instruments	1.3	—	1.3	—
Mark-to-market loss on contingent consideration	—	—	—	7.1
Discontinued operations loss	0.6	0.4	2.1	0.7
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$397.3	$597.1	$1,198.1	$1,486.6
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. Management believes EBITDA and Adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2024	2023	2024	2023
Net income attributable to Murphy (GAAP) [1]	$139.1	$255.3	$356.8	$545.3
Income tax expense	2.2	78.1	64.9	166.8
Interest expense, net	21.3	30.0	62.3	88.7
Depreciation, depletion and amortization expense [1]	215.7	231.5	625.8	630.8
EBITDA attributable to Murphy (Non-GAAP)	378.3	594.9	1,109.8	1,431.6
Exploration expenses [1]	31.3	23.0	118.4	122.6
EBITDAX attributable to Murphy (Non-GAAP)	409.6	617.9	1,228.2	1,554.2
Impairment of asset	—	—	34.5	—
Accretion of asset retirement obligations [1]	11.7	10.4	34.9	30.4
Foreign exchange loss (gain)	5.4	(8.6)	(10.6)	(0.3)
Mark-to-market loss on derivative instruments	1.3	—	1.3	—
Mark-to-market loss on contingent consideration	—	—	—	7.1
Discontinued operations loss	0.6	0.4	2.1	0.7
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$428.6	$620.1	$1,290.4	$1,592.1
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and Adjusted EBITDAX. Management believes EBITDAX and Adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDAX and Adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$597.0	$138.8	$823.7	$310.3
Canada	157.9	24.2	129.3	10.5
Other	(0.8)	22.4	3.4	(12.5)
Total exploration and production	754.1	185.4	956.4	308.3
Corporate	4.2	(33.7)	3.2	(30.1)
Income from continuing operations	758.3	151.7	959.6	278.2
Discontinued operations, net of tax	—	(0.6)	—	(0.4)
Net income including noncontrolling interest	$758.3	$151.1	$959.6	$277.8
Net income attributable to Murphy		$139.1		$255.3

	Nine Months Ended September 30, 2024		Nine Months Ended September 30, 2023
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$1,936.1	$459.0	$2,202.2	$705.2
Canada	413.8	52.5	403.3	34.9
Other	3.4	1.5	7.1	(50.0)
Total exploration and production	2,353.3	513.0	2,612.6	690.1
Corporate	4.2	(88.9)	3.3	(105.4)
Income from continuing operations	2,357.5	424.1	2,615.9	584.7
Discontinued operations, net of tax	—	(2.1)	—	(0.7)
Net income including noncontrolling interest	$2,357.5	$422.0	$2,615.9	$584.0
Net income attributable to Murphy		$356.8		$545.3
1 Includes amounts attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED SEPTEMBER 30, 2024, AND 2023

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended September 30, 2024
Oil and gas sales and other operating revenues	$597.0	$157.9	$(0.8)	$754.1
Sales of purchased natural gas	—	—	—	—
Lease operating expenses	168.8	53.8	0.3	222.9
Severance and ad valorem taxes	10.2	0.3	—	10.5
Transportation, gathering and processing	26.3	21.2	—	47.5
Costs of purchased natural gas	—	—	—	—
Depreciation, depletion and amortization	179.3	42.8	—	222.1
Accretion of asset retirement obligations	10.9	2.1	0.2	13.2
Exploration expenses
Dry holes and previously suspended exploration costs	10.8	—	0.4	11.2
Geological and geophysical	9.8	0.1	2.8	12.7
Other exploration	1.5	0.1	3.8	5.4
Undeveloped lease amortization	1.1	—	0.8	1.9
Total exploration expenses	23.2	0.2	7.8	31.2
Selling and general expenses	(1.6)	4.7	1.9	5.0
Other	5.9	0.2	0.6	6.7
Results of operations before taxes	174.0	32.6	(11.6)	195.0
Income tax provisions (benefits)	35.2	8.4	(34.0)	9.6
Results of operations (excluding Corporate segment)	$138.8	$24.2	$22.4	$185.4

Three Months Ended September 30, 2023
Oil and gas sales and other operating revenues	$823.7	$121.4	$3.4	$948.5
Sales of purchased natural gas	—	7.9	—	7.9
Lease operating expenses	153.2	39.5	0.7	193.4
Severance and ad valorem taxes	10.6	0.3	—	10.9
Transportation, gathering and processing	41.9	19.6	—	61.5
Costs of purchased natural gas	—	5.5	—	5.5
Depreciation, depletion and amortization	193.6	40.4	0.7	234.7
Accretion of asset retirement obligations	9.6	2.0	0.1	11.7
Exploration expenses
Dry holes and previously suspended exploration costs	11.3	—	—	11.3
Geological and geophysical	1.9	—	2.4	4.3
Other exploration	2.4	—	5.6	8.0
Undeveloped lease amortization	2.1	—	0.7	2.8
Total exploration expenses	17.7	—	8.7	26.4
Selling and general expenses	3.4	4.3	3.0	10.7
Other	4.1	3.4	0.3	7.8
Results of operations before taxes	389.6	14.3	(10.1)	393.8
Income tax provisions	79.3	3.8	2.4	85.5
Results of operations (excluding Corporate segment)	$310.3	$10.5	$(12.5)	$308.3
1 Includes amounts attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
NINE MONTHS ENDED SEPTEMBER 30, 2024, AND 2023

(Millions of dollars)	United States [1]	Canada	Other	Total
Nine Months Ended September 30, 2024
Oil and gas sales and other operating revenues	$1,936.1	$410.1	$3.4	$2,349.6
Sales of purchased natural gas	—	3.7	—	3.7
Lease operating expenses	567.7	148.1	1.0	716.8
Severance and ad valorem taxes	30.0	1.0	—	31.0
Transportation, gathering and processing	97.1	60.4	—	157.5
Costs of purchased natural gas	—	3.1	—	3.1
Depreciation, depletion and amortization	528.3	114.1	0.9	643.3
Impairment of assets	34.5	—	—	34.5
Accretion of asset retirement obligations	32.0	6.4	0.6	39.0
Exploration expenses
Dry holes and previously suspended exploration costs	67.9	—	1.6	69.5
Geological and geophysical	13.5	0.2	8.6	22.3
Other exploration	4.5	0.2	14.2	18.9
Undeveloped lease amortization	5.2	—	2.5	7.7
Total exploration expenses	91.1	0.4	26.9	118.4
Selling and general expenses	(5.2)	14.3	4.9	14.0
Other	(8.2)	2.4	1.1	(4.7)
Results of operations before taxes	568.8	63.6	(32.0)	600.4
Income tax provisions (benefits)	109.8	11.1	(33.5)	87.4
Results of operations (excluding Corporate segment)	$459.0	$52.5	$1.5	$513.0

Nine Months Ended September 30, 2023
Oil and gas sales and other operating revenues	$2,202.2	$338.7	$7.1	$2,548.0
Sales of purchased natural gas	—	64.6	—	64.6
Lease operating expenses	472.4	113.8	1.4	587.6
Severance and ad valorem taxes	34.1	1.0	—	35.1
Transportation, gathering and processing	119.1	56.2	—	175.3
Costs of purchased natural gas	—	47.4	—	47.4
Depreciation, depletion and amortization	531.8	107.0	1.6	640.4
Accretion of asset retirement obligations	28.0	5.8	0.3	34.1
Exploration expenses
Dry holes and previously suspended exploration costs	90.9	—	16.9	107.8
Geological and geophysical	2.6	0.1	12.9	15.6
Other exploration	5.7	0.2	15.0	20.9
Undeveloped lease amortization	6.2	0.1	1.9	8.2
Total exploration expenses	105.4	0.4	46.7	152.5
Selling and general expenses	7.9	11.3	5.8	25.0
Other	14.1	13.2	1.7	29.0
Results of operations before taxes	889.4	47.2	(50.4)	886.2
Income tax provisions (benefits)	184.2	12.3	(0.4)	196.1
Results of operations (excluding Corporate segment)	$705.2	$34.9	$(50.0)	$690.1
1 Includes amounts attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars per barrel of oil equivalents sold)	2024	2023	2024	2023
United States – Onshore
Lease operating expense	$11.03	$11.38	$13.00	$12.42
Severance and ad valorem taxes	3.30	2.91	3.53	3.54
Depreciation, depletion and amortization expense	29.60	26.35	29.25	26.35

United States – Offshore [1]
Lease operating expense	$20.54	$13.42	$21.52	$14.27
Severance and ad valorem taxes	0.06	0.06	0.06	0.07
Depreciation, depletion and amortization expense	13.78	12.05	13.55	11.57

Canada – Onshore
Lease operating expense	$4.96	$5.33	$5.28	$5.97
Severance and ad valorem taxes	0.05	0.05	0.05	0.06
Depreciation, depletion and amortization expense	4.87	5.53	4.87	5.70

Canada – Offshore
Lease operating expense	$18.51	$12.12	$21.67	$12.45
Depreciation, depletion and amortization expense	8.27	10.02	9.58	9.59

Total E&P continuing operations [1]
Lease operating expense	$12.60	$10.12	$14.05	$11.16
Severance and ad valorem taxes	0.59	0.57	0.61	0.67
Depreciation, depletion and amortization expense [2]	12.56	12.43	12.61	12.33

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [3]	$11.99	$9.94	$13.75	$10.98
Severance and ad valorem taxes	0.61	0.59	0.63	0.69
Depreciation, depletion and amortization expense [2]	12.54	12.50	12.61	12.41
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 Excludes expenses attributable to the Corporate segment.
3 Lease operating expense per barrel of oil equivalent sold for total oil and gas continuing operations, excluding NCI and workover costs, was $9.70 and $9.56 for the three months ended September 30, 2024 and 2023, respectively and $10.28 and $10.26 for the nine months ended September 30, 2024 and 2023, respectively.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2024	2023	2024	2023
Exploration and production
United States [1]	$160.8	$143.9	$575.1	$644.0
Canada	13.5	27.1	123.0	170.6
Other	29.6	11.0	62.1	55.7
Total	203.9	182.0	760.2	870.3
Corporate	8.0	5.5	16.4	15.4
Total capital expenditures - continuing operations [1]	211.9	187.5	776.6	885.7

Less: capital expenditures attributable to noncontrolling interest	0.7	18.4	9.6	57.2
Total capital expenditures - continuing operations attributable to Murphy [2]	211.2	169.1	767.0	828.5

Charged to exploration expenses [3]
United States [1]	22.1	15.5	85.9	99.2
Canada	0.2	0.1	0.4	0.3
Other	7.0	8.0	24.4	44.8
Total charged to exploration expenses - continuing operations [1,3]	29.3	23.6	110.7	144.3

Less: charged to exploration expenses attributable to noncontrolling interest	—	3.6	—	29.9
Total charged to exploration expenses - continuing operations attributable to Murphy [4]	29.3	20.0	110.7	114.4

Total capitalized - continuing operations attributable to Murphy	$181.9	$149.1	$656.3	$714.1
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 For the three months ended September 30, 2024, total capital expenditures attributable to Murphy, excluding acquisition-related costs of nil (2023: $7.5 million), is $211.2 million (2023: $161.6 million). For the nine months ended September 30, 2024, total capital expenditures attributable to Murphy, excluding acquisition-related costs of nil (2023: $39.8 million), is $767.0 million (2023: $788.7 million).
3 For the three-month and nine-month ended September 30, 2024, total charged to exploration expense attributable to Murphy, excludes amortization of undeveloped leases of $1.9 million (2023: $2.8 million) and $7.7 million (2023 $8.2 million), respectively.
4 For the three months ended September 30, 2024, total charged to exploration expense attributable to Murphy, excluding previously suspended exploration costs of nil (2023: nil), is $29.3 million (2023: $20.0 million). For the nine months ended September 30, 2024, total charged to exploration expense excluding previously suspended exploration costs of $26.1 million (2023: $17.1 million), is $84.6 million (2023: $97.3 million).

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Thousands of dollars)	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$271,223	$317,074
Accounts receivable, net	263,110	343,992
Inventories	51,048	54,454
Prepaid expenses	44,234	36,674
Total current assets	629,615	752,194
Property, plant and equipment, at cost less accumulated depreciation, depletion and amortization	8,189,942	8,225,197
Operating lease assets	859,706	745,185
Deferred income taxes	—	435
Deferred charges and other assets	37,156	43,686
Total assets	$9,716,419	$9,766,697
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt, finance lease	$748	$723
Accounts payable	429,832	446,891
Income taxes payable	21,778	21,007
Other taxes payable	34,321	29,339
Operating lease liabilities	253,336	207,840
Other accrued liabilities	144,818	140,745
Total current liabilities	884,833	846,545
Long-term debt, including finance lease obligation	1,279,324	1,328,352
Asset retirement obligations	929,965	904,051
Deferred credits and other liabilities	278,831	309,605
Non-current operating lease liabilities	620,058	551,845
Deferred income taxes	318,233	276,646
Total liabilities	$4,311,244	$4,217,044
Equity
Common Stock, par $1.00	$195,101	$195,101
Capital in excess of par value	835,655	880,297
Retained earnings	6,766,706	6,546,079
Accumulated other comprehensive loss	(552,707)	(521,117)
Treasury stock	(1,995,018)	(1,737,566)
Murphy Shareholders' Equity	5,249,737	5,362,794
Noncontrolling interest	155,438	186,859
Total equity	5,405,175	5,549,653
Total liabilities and equity	$9,716,419	$9,766,697

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Barrels per day unless otherwise noted)	2024	2023	2024	2023
Net crude oil and condensate
United States - Onshore	23,320	27,772	21,199	24,674
United States - Offshore [1]	59,282	74,843	64,042	74,185
Canada - Onshore	3,425	2,935	2,888	3,104
Canada - Offshore	7,880	2,956	7,219	2,778
Other	171	262	221	247
Total net crude oil and condensate	94,078	108,768	95,569	104,988
Net natural gas liquids
United States - Onshore	4,640	5,272	4,312	4,590
United States - Offshore [1]	4,739	5,882	4,644	6,170
Canada - Onshore	768	732	572	705
Total net natural gas liquids	10,147	11,886	9,528	11,465
Net natural gas – thousands of cubic feet per day
United States - Onshore	26,223	28,312	24,556	25,571
United States - Offshore [1]	58,747	70,240	56,565	71,764
Canada - Onshore	437,316	426,725	400,012	361,852
Total net natural gas	522,286	525,277	481,133	459,187
Total net hydrocarbons - including NCI [2,3]	191,273	208,200	185,286	192,984
Noncontrolling interest
Net crude oil and condensate – barrels per day	(6,188)	(5,989)	(6,467)	(6,181)
Net natural gas liquids – barrels per day	(193)	(191)	(207)	(209)
Net natural gas – thousands of cubic feet per day	(1,947)	(1,887)	(2,008)	(1,996)
Total noncontrolling interest [2,3]	(6,706)	(6,495)	(7,009)	(6,723)
Total net hydrocarbons - excluding NCI [2,3]	184,567	201,705	178,277	186,261
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Crude oil and condensate – dollars per barrel
United States - Onshore	$75.49	$81.19	$77.55	$76.40
United States - Offshore [1]	75.65	82.94	78.42	76.73
Canada - Onshore [2]	66.18	76.33	68.62	73.01
Canada - Offshore [2]	80.06	94.85	82.83	84.13
Other [2]	—	77.19	78.20	82.87
Natural gas liquids – dollars per barrel
United States - Onshore	19.05	20.52	19.71	19.76
United States - Offshore [1]	22.50	20.16	23.20	22.01
Canada - Onshore [2]	34.00	37.72	34.64	39.08
Natural gas – dollars per thousand cubic feet
United States - Onshore	1.77	2.32	1.77	2.24
United States - Offshore [1]	2.28	2.84	2.30	2.82
Canada - Onshore [2]	1.34	1.93	1.56	2.07
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF NOVEMBER 5, 2024
(unaudited)

			Volumes (MMCF/d)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	162	C$2.39	10/1/2024	12/31/2024
Canada	Natural Gas	Fixed price forward sales	40	C$2.75	1/1/2025	12/31/2025
Canada	Natural Gas	Fixed price forward sales	50	C$3.03	1/1/2026	12/31/2026
Canada	Natural Gas	Fixed price forward sales	25	US$1.98	10/1/2024	10/31/2024
Canada	Natural Gas	Fixed price forward sales	15	US$1.98	11/1/2024	12/31/2024
1 Fixed price forward sale contracts are accounted for as normal sales and purchases for accounting purposes.

			Volumes (MMCF/d)	Price/MCF	Remaining Period
Area	Commodity	Type			Start Date	End Date
United States	Natural Gas	Fixed price derivative swap	20	US$3.20	1/1/2025	12/31/2025

MURPHY OIL CORPORATION
FOURTH QUARTER 2024 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
United States – Eagle Ford Shale	24,200	4,800	27,300	33,600
– Gulf of Mexico excluding NCI	59,900	4,900	60,500	74,900
Canada – Tupper Montney	400	—	388,800	65,200
– Kaybob Duvernay	2,400	600	9,400	4,600
– Offshore	7,000	—	—	7,000
Other	200	—	—	200

Total net production (BOEPD) - excluding NCI [1]	181,500 to 189,500

Exploration expense ($ millions)	$38

FULL YEAR 2024 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	180,000 to 182,000
Capital expenditures – excluding NCI ($ millions) [3]	$920 to $1,020

¹ Excludes noncontrolling interest of MP GOM of 7,500 BOPD of oil, 300 BOPD of NGLs, and 2,900 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 6,700 BOPD of oil, 200 BOPD of NGLs, and 2,200 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $17 million.